As filed with the Securities and Exchange Commission on February 20, 2002

Registration No. 333-91819

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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POST-EFFECTIVE AMENDMENT No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

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MindArrow Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	77-0511097
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 Enterprise, Suite 340
Aliso Viejo, California 92656
(949) 916-8705
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

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Michael R. Friedl
Chief Financial Officer
MindArrow Systems, Inc.
101 Enterprise, Suite 340
Aliso Viejo, California 92656
(949) 916-8705
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:
J. Jay Herron, Esq.
Andor D. Terner, Esq.
O’Melveny & Myers LLP
114 Pacifica, Suite 100
Irvine, California 92618
(949) 737-2900

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     Approximate date of commencement of proposed sale to the public: Completed.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [   ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

EXPLANATORY NOTE

     The Registrant hereby amends this Registration Statement (Registration No. 333-91819) (“Registration Statement”) to deregister and remove from registration 2,666,742 shares of common stock previously registered under this Registration Statement and not sold by the selling stockholders.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on February 20, 2002.

MINDARROW SYSTEMS, INC

By: /s/ ROBERT I. WEBBER

Robert I. Webber President and Chief Executive Officer

By: /s/ MICHAEL R. FRIEDL

Michael R. Friedl Chief Financial Officer and Treasurer

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     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT I. WEBBER Robert I. Webber	Chief Executive Officer, President and Director (Principal Executive Officer)	February 20, 2002

/s/ JOEL SCHOENFELD Joel Schoenfeld	Director	February 20, 2002

/s/ THOMAS C. QUICK Thomas C. Quick	Director	February 20, 2002

/s/ JOSEPH N. MATLOCK, JR. Joseph N. Matlock, Jr.	Director	February 20, 2002

/s/ BRUCE STEIN Bruce Stein	Director	February 20, 2002

/s/ BRUCE MAGGIN Bruce Maggin	Director	February 20, 2002

/s/ MICHAEL R. FRIEDL Michael R. Friedl	Chief Financial Officer, Secretary, and Treasurer (Principal Finance and Accounting Officer)	February 20, 2002

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